UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest	Commission File Number 000-26076
event reported) March 5, 2009

SINCLAIR BROADCAST GROUP, INC.

(Exact name of registrant)

Maryland	52-1494660
(State of organization)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road

Hunt Valley, MD  21030

(Address of principal executive offices and zip code)

(410) 568-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SINCLAIR BROADCAST GROUP, INC.

Item 4.01   Change in Registrant’s Certifying Accountant.

Ernst & Young LLP (E&Y) was previously the independent registered public accounting firm for Sinclair Broadcast Group, Inc. (the Company).  The Audit Committee of the Board of Directors of the Company approved the dismissal of E&Y as the Company’s principal accountants, which dismissal took effect on March 5, 2009.  In addition, effective March 5, 2009, the Audit Committee appointed PricewaterhouseCoopers LLP (PWC) as the Company’s independent registered public accounting firm (auditors) for the fiscal year ending December 31, 2009.

The reports of E&Y on the Company’s consolidated financial statements for the fiscal years ended December 31, 2008 and 2007 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2008 and 2007, and through March 5, 2009, there were no (a) disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter thereof in connection with its reports for such years,  (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K, or (c) consultations with PWC regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The Company provided E&Y with a copy of this disclosure and requested that E&Y furnish the Company with a letter addressed to the Securities and Exchange Commission (the Commission) stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree.  A copy of E&Y’s letter to the Commission will be filed as an exhibit in an amendment to this Current Report on Form 8-K within two business days upon receipt.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

	By:	/s/ David R. Bochenek
	Name:	David R. Bochenek
	Title:	Vice President / Chief Accounting Officer
Dated: March 6, 2009